Exhibit 23




CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement on Form S-8, related to the 1991 Director's Non-Qualified Stock Option Plan, of our report dated February 2, 1996 on our audits of the financial statements of The Liposome Company, Inc.



Princeton, New Jersey
January 24, 1997





                            COOPERS & LYBRAND L.L.P.